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                                                                    EXHIBIT 99.1

MANAGEMENT AND ACCOUNTING POLICIES GOVERNING THE RELATIONSHIP OF GENZYME
DIVISIONS

      The Genzyme Board of Directors (the "Genzyme Board") has adopted the following policies to govern the management of the General Division, the Tissue Repair Division and the Molecular Oncology Division and the relationships between such Divisions. Except as otherwise provided in the policies, the Genzyme Board may modify or rescind the policies in its sole discretion without approval of the stockholders, subject only to the Genzyme Board's fiduciary duty to Genzyme's stockholders.

1. PURPOSE OF THE TISSUE REPAIR AND MOLECULAR ONCOLOGY DIVISIONS. The purpose of the Tissue Repair Division is to create a business with a comprehensive approach to the field of tissue repair by developing and commercializing a portfolio of novel products for the treatment and prevention of serious tissue injury (excluding products developed on behalf of Genzyme Development
Partners, L.P.). The purpose of the Molecular Oncology Division is to create a focused, integrated oncology business that will develop and commercialize novel therapeutic and diagnostic products and services based upon molecular tools and genomic information. In addition to the programs initially assigned to each of the Tissue Repair Division and the Molecular Oncology Division, it is expected that the product and service portfolio of each Division will expand through the addition of complementary programs, products and services developed either internally or externally to the Division, including acquiring or in-licensing programs, products and services from outside of Genzyme. Each of the Tissue Repair Division and the Molecular Oncology Division will be operated and managed similarly to the General Division.

2. REVENUE ALLOCATION. Other than revenues received in connection with transactions subject to Paragraph 8, revenues from the sale of a Division's products and services shall be credited to that Division.

3. EXPENSE ALLOCATION. Other than expenses incurred in connection with transactions subject to Paragraph 8, all direct expenses shall be charged to the Division for the benefit of which they are incurred. Corporate and general and administrative expenses or other indirect costs will be allocated to each Division in a reasonable and consistent manner based on utilization by the Division of the services to which such costs relate.

4. TAX ALLOCATIONS. Income taxes shall be allocated to each Division based upon the financial statement income, taxable income, credits and other amounts properly allocable to such Division under generally accepted accounting principles as if each Division were a separate taxpayer; provided, however, that as of the end of any fiscal quarter of Genzyme, any projected tax benefit attributable to any Division that cannot be utilized by such Division to offset or reduce its current or deferred income tax expense may be allocated to the other Divisions in proportion to their taxable income without any compensating payment or allocation.

5. ACQUISITIONS OF PROGRAMS, PRODUCTS OR ASSETS. Upon the acquisition by Genzyme from a third party of any programs, products or assets (whether by acquisition of assets or stock, merger, consolidation or otherwise), the aggregate cost of the acquisition and the programs, products or assets acquired shall be allocated among the Divisions of Genzyme. In the case of material acquisitions, such allocation shall be made in a manner determined by the Genzyme Board to be fair and reasonable to each Division and to holders of the common stock representing each Division, taking into account such matters as the Genzyme Board and its financial advisors, if any, deem relevant. Any such determination by the Genzyme Board will be final and binding on all holders of common stock.

6. DISPOSITION OF PROGRAMS, PRODUCTS OR ASSETS. Upon any sale, transfer, assignment or other disposition by Genzyme of any product, program or asset not consisting of all or substantially all of the assets of a Division, all proceeds from such disposition shall be allocated to the Division to which the program, product or asset had been allocated. If the program, product or asset was allocated to more than one Division, the proceeds of the disposition shall be allocated among such Divisions based on their respective interests in such program, product or asset. Such allocation shall be made in a manner determined by the Genzyme Board to be fair and reasonable to such Divisions and to holders of the common stock representing such Divisions, taking into account such matters as the Genzyme Board and its financial advisors, if any, deem relevant. Any such determination by the Genzyme Board will be final and binding on all holders of common stock.


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7.    INTERDIVISION ASSET TRANSFERS. The Genzyme Board may at any time and from time to time reallocate any program, product or other asset from one Division to any other Division. All such reallocations shall be done at fair market value, determined by the Genzyme Board, taking into account, in the case of a program under development, the commercial potential of such program, the phase of clinical development of such program, the expenses associated with realizing any income from such program, the likelihood and timing of any such realization and other matters that the Genzyme Board and its financial advisors, if any, deem relevant. The consideration for such reallocation may be paid by one Division to another in cash or other consideration with a value equal to the fair market value of the assets being reallocated or, in the case of a reallocation of assets from the General Division to the Tissue Repair Division or to the Molecular Oncology Division, the Genzyme Board may elect to account for such reallocation as an increase in the Designated Shares representing the Division to which such assets are reallocated in accordance with the provisions of Genzyme's Articles of Organization.

      Notwithstanding the foregoing, no Key GTR Program or Key GMO Program, as defined below, may be transferred out of the Tissue Repair Division or the Molecular Oncology Division, respectively, without a class vote of the holders of the common stock representing the Division from which such Key GTR Program or Key GMO Program is to be removed unless the Genzyme Board determines that (i) in the case of a Key GTR Program, such Key GTR Program has application outside of the field of tissue repair (in which case it may be transferred out only for the non-tissue repair applications) and (ii) in the case of a Key GMO Program, such Key GMO Program has application outside of the field of oncology (in which case it may be transferred out only for the non-oncology applications; provided, however that the SAGE Service (as herein defined) may not be transferred out of the Molecular Oncology Division for any application without the approval of the holders of the GMO Stock voting as a separate class).

      A "Key GTR Program" is any of the following: (i) Vianain7 for debridement of necrotic or damaged tissue; (ii) TGF-(beta)2 for all indications licensed from Celtrix Pharmaceuticals, Inc. as of December 16, 1994; (iii) Epicel(SM) cultured epithelial cell autografts for tissue replacement or repair; (iv) Acticel(SM) cultured epithelial cell allografts for tissue replacement or repair; (v) CARTICEL(TM) Autologous Chondrocyte Service; and (vi) any additional tissue repair program or product being developed from time to time in the Tissue Repair Division which (a) constituted 20% or more of the research and development budget of the Tissue Repair Division in any one of the three most recently completed fiscal years or (b) has had a cumulative investment of $8 million or more in research and development expenses by the Tissue Repair Division.

      A "Key GMO Program" is any of the following: (i) use of the Serial Analysis of Gene Expression ("SAGE") technology licensed from The Johns Hopkins University School of Medicine for third parties ("SAGE Service"); (ii) the clinical program developing adenovirus vectors containing the tumor antigens Ad-MART 1 or Ad-gp100 for the treatment of melanoma; (iii) the "suicide" gene therapy research program developing adenovirus and lipid vectors containing genes to enhance chemotherapy for oncology indications; (iv) the research program developing adenovirus and lipid vectors containing tumor suppressor genes for oncology indications; (v) the research program developing adenovirus and lipid vectors containing genes to regulate the immune system for oncology indications, including heat shock proteins; (vi) the research program developing antibody-based gene therapy for the treatment of tumors; and (vii) any additional program, product or service being developed from time to time in the Molecular Oncology Division which (a) constituted 20% or more of the research and development budget of the Molecular Oncology Division in any one of the three most recently completed fiscal years or (b) has had a cumulative investment of $8 million or more in research and development expenses by the Molecular Oncology Division.

      The foregoing policies regarding transfers of assets between Divisions will not be changed by the Genzyme Board without the approval of the holders of the GTR Stock and the GMO Stock, each voting as a separate class; provided, however, that if a policy change affects the Tissue Repair Division or the Molecular Oncology Division alone, only holders of shares representing the affected Division will be entitled to vote on such matter.

8. OTHER INTERDIVISION TRANSACTIONS. This policy shall cover interdivision transactions other than asset transfers, which shall be subject to Paragraph 7. From time to time, a Division may engage in transactions directly with one or more other Divisions or jointly with one or more other Divisions and one or more third parties. Such transactions may include agreements by one Division to provide products and services for use by another Division and joint

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ventures or other collaborative arrangements involving more than one Division to develop new products and services jointly and with third parties. Such transactions shall be subject to the following conditions:

      (a) Research performed by one Division for the benefit of another Division will be charged to the Division for which the work is performed on a cost basis, such costs will be allocated in the manner described in Paragraph 3, and the Division performing the research will not recognize revenue as a result of performing such research.

      (b) Corporate and general and administrative services will be provided by each Division to any other Division requesting such services on a cost basis and such costs shall be allocated in the manner described in Paragraph 3.

      (c) Other than research, corporate and general and administrative services, interdivision transactions will be on terms and conditions that would be obtainable in transactions negotiated at arm's length with unaffiliated third parties.

      (d) Any interdivision transaction (i) to be performed on terms and conditions that deviate from the policies set forth in subparagraphs (a), (b) or
(c) of this Paragraph 8 and (ii) that is material to one or more of the participating Divisions will require approval by the Genzyme Board, which approval shall include a determination by the Genzyme Board that the transaction is fair and reasonable to each participating Division and to holders of the common stock representing each such Division.

      (e) If a Division (the "Purchasing Division") requires any product or service from which another Division (the "Selling Division") derives revenues from sales to third parties (a "Commercial Product or Service"), the Purchasing Division may solicit from the Selling Division a bid to provide such Commercial Product or Service in addition to any bids solicited by the Purchasing Division from third parties. Subject to the determination by Genzyme Board that the bid of the Selling Division is fair and reasonable to each Division and to holders of the common stock representing each Division and that the Purchasing Division will accept the Selling Division=s bid, the Purchasing Division may accept any bid deemed to offer the most favorable terms and conditions for providing the Commercial Product or Service sought by the Purchasing Division.

      (f) Loans may be made from time to time between Divisions. Any such loan of $1 million or less will mature within 18 months and interest will accrue at the best borrowing rate available to Genzyme for a loan of like type and duration. Amounts borrowed in excess of $1 million will require approval of the Genzyme Board, which approval shall include a determination by the Genzyme Board that the material terms of such loan, including the interest rate and maturity date, are fair and reasonable to each participating Division and to holders of the common stock representing each such Division.

9. ACCESS TO TECHNOLOGY AND KNOW-HOW. Each of the General Division, the Tissue Repair Division and the Molecular Oncology Division will have free access to all technology and know-how of Genzyme that may be useful in such Division's business, subject to any obligations or limitations applicable to Genzyme.

10.   DISPOSITION OF GTR AND GMO DESIGNATED SHARES.

      (a) The GTR Designated Shares and the GMO Designated Shares may be (i) issued upon the exercise or conversion of outstanding stock options, warrants or convertible securities allocated to the General Division, (ii) subject to the restrictions set forth in Paragraph 11, sold for any valid business purpose, or
(iii) distributed as a dividend to the holders of shares of GGD Stock, all as determined from time to time by the Genzyme Board in its sole discretion.

      (b) If, as of May 31 of each year starting May 31, 1997, the number of GTR Designated Shares on such date exceeds the sum of (i) ten percent (10%) of the number of shares of GTR Stock then issued and outstanding and (ii) the number of shares of GTR Stock issuable on such date with respect to stock options, stock purchase rights, warrants or other securities convertible into or exercisable for shares of GTR Stock outstanding on such date, substantially all GTR Designated Shares will be distributed to holders of record of GGD Stock (a

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"Distribution"), subject to reservation of a number of such shares equal to the sum of (x) the number of GTR Designated Shares reserved for issuance with respect to stock options, stock purchase rights, warrants or other securities convertible into or exercisable for shares of GGD Stock outstanding on such date (AGGD Convertible Securities@) as a result of anti-dilution adjustments required by the terms of such instruments or approved by the Genzyme Board and (y) the number of GTR Designated Shares reserved by the Genzyme Board as of such date for sale not later than six months after such date, the proceeds of which sale will be allocated to the General Division.

      (c) If, as of November 30 of each year starting November 30, 1998, the number of GMO Designated Shares on such date exceeds the sum of (i) ten percent (10%) of the number of shares of GMO Stock then issued and outstanding and (ii) the number of shares of GMO Stock issuable on such date with respect to stock options, stock purchase rights, warrants or other securities convertible into or exercisable for shares of GMO Stock outstanding on such date, substantially all GMO Designated Shares will be distributed to holders of record of GGD Stock, subject to reservation of a number of such shares equal to the sum of (x) the number of GMO Designated Shares reserved for issuance upon the exercise or conversion of GGD Convertible Securities as a result of anti-dilution adjustments required by the terms of such instruments or approved by the Genzyme Board and (y) the number of GMO Designated Shares reserved by the Genzyme Board as of such date for sale not later than six months after such date, the proceeds of which sale will be allocated to the General Division; provided, however, that if, prior to November 30, 1998, Genzyme has completed the initial public offering of GMO Stock, Genzyme may defer the distribution of GMO Designated Shares provided in this policy until the later of November 30, 1998 or 360 days after the date such offering was completed.

11. ISSUANCE AND SALE OF ADDITIONAL SHARES OF COMMON STOCK. When additional shares of common stock are issued and sold by Genzyme, Genzyme will identify (i) the number of such shares issued and sold for the account of the Division to which they relate, the proceeds of which will be allocated to and reflected in the financial statements of such Division and (ii) the number of such shares issued and sold that shall reduce the number of Designated Shares of such Division. Notwithstanding the foregoing, Genzyme will not sell any GTR Designated Shares or GMO Designated Shares (except upon exercise or conversion of options, warrants or convertible securities issued by the General Division that were adjusted as a result of a dividend of GTR or GMO Stock paid to holders of GGD Stock) unless (i) the Genzyme Board determines that the Tissue Repair Division or the Molecular Oncology Division, as the case may be, has cash sufficient to fund its operations for at least the next 12 months or (ii) shares of GTR Stock or GMO Stock, as the case may be, are concurrently being sold for the account of the Tissue Repair Division or the Molecular Oncology Division, respectively, in an amount that will produce proceeds sufficient to fund such Division's cash needs for the next 12 months.

12. OPEN MARKET PURCHASES OF SHARES OF COMMON STOCK. Genzyme may make open market purchases of its common stock in accordance with applicable securities law requirements; provided, however, that in no event shall any such purchases be made if as an immediate result thereof the number of Designated Shares representing a Division will exceed 60% of the number of shares of such Division outstanding plus such number of Designated Shares. Notwithstanding the foregoing, within 90 days of any open market purchase of the common stock representing any Division, Genzyme may not exercise the right provided under its Articles of Organization to exchange shares representing such Division for cash and/or shares of GGD Stock.

13. CLASS VOTING. In addition to any stockholder approval required by Massachusetts law, whenever the approval of the holders of the common stock representing a Division is required to take any action pursuant to these policies or Genzyme's Articles of Organization, such requirement shall be satisfied if a meeting of the holders of the common stock representing such Division is held at which a quorum is present and the votes cast in favor of the proposed action exceed the votes cast against.

14. NON-COMPETE. Genzyme will not develop products or services outside of the Tissue Repair Division or the Molecular Oncology Division which compete or would compete with products or services being developed or sold by the Tissue Repair Division or the Molecular Oncology Division, respectively, other than through joint ventures or other collaborative arrangements involving more than one Division to develop new products and services jointly and with third parties, which transactions shall be subject to the conditions set forth in Paragraph 8.